UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2008

ORGANIC TO GO FOOD CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

3317 Third Avenue South
Seattle, Washington 98134
(Address of Principal Executive Offices) (Zip Code)

(206) 838-4670
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On February 19, 2008, Organic To Go Food Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with W.Health L.P. (the “Investor”), relating to the sale (the “Private Placement”) of (i) common stock, par value $.001, (the “Common Stock”) of the Company (the “Shares”), (ii) an unconditional warrant to purchase Common Stock (the “Unconditional Warrant”) and (iii) a conditional warrant to purchase Common Stock (the “Conditional Warrant” and, together with the Unconditional Warrant, collectively, the “Warrants”). Pursuant to the terms of the Securities Purchase Agreement, the Company will sell and issue to the Investor 7,142,857 shares of Common Stock at a price of $1.40 per share, for a total purchase price of $10.0 million.

Unconditional Warrant

The Unconditional Warrant provides the Investor the right to purchase 4,285,715 shares of Common Stock at an exercise price of $2.50 per share, subject to adjustment under certain circumstances. The Unconditional Warrant will be exercisable at any time on or after the closing for a period of five years and may be exercised on a cashless basis.

Conditional Warrant

The Conditional Warrant will be exercisable only upon the occurrence of certain corporate objectives, including (i) the Company’s failure to become listed on The NASDAQ Stock Market or the American Stock Market within three years after the original issue date of the Conditional Warrant, (ii) the Company’s failure to maintain listing on The NASDAQ Stock Market or the American Stock Market for certain specified time periods or (iii) if the Company is acquired by or merged with another unaffiliated entity for consideration to the Company of an amount equal to or less than $2.50 per share before the fifth anniversary of the closing (each, an “Exercise Event”). Upon the occurrence of an Exercise Event, the Investor will have the right to purchase such number of shares of Common Stock, calculated as of the initial date of exercise, equal to twenty percent (20%) of the total number of shares of capital stock of Company on a fully diluted basis, taking into account such issuance, using the treasury method, at an exercise price of $0.001 per share, subject to adjustment under certain circumstances. The Conditional Warrant will expire upon the occurrence of certain specific events, but in any event, no later than five years after the original issue date. The Conditional Warrant may be exercised on a cashless basis.

Registration Rights Agreements

The Company expects to file the Registration Statement by the Filing Date however in connection with the Private Placement, upon closing the Company will enter into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), requiring the Company to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement (the “Registration Statement”) covering the resale of the Shares and the Common Stock issuable upon exercise of the Unconditional Warrant (the “Unconditional Warrant Shares”) within ninety (90) days following the closing of the Private Placement (the “Filing Date”). In addition, the Company is required to use its best efforts to cause the Registration Statement to be declared effective by the SEC as soon as possible after the Filing Date.

In addition, upon closing the Company will enter into a Deferred Registration Rights Agreement with the Investor (the “Deferred Registration Rights Agreement”), requiring the Company to file with the SEC an initial registration statement (the “ Deferred Registration Statement”) covering the resale of the Common Stock issuable upon exercise of the Conditional Warrant (the “Conditional Warrant Shares”) within forty-five (45) days following the date of exercise of the Conditional Warrant (the “Deferred Filing Date”). In addition, the Company is required to use its best efforts to cause the Deferred Registration Statement to be declared effective by the SEC as soon as possible after the Deferred Filing Date.

If the Company fails to file the Registration Statement with the SEC by the Filing Date or the Deferred Registration Statement with the SEC by the Deferred Filing Date (each such date of failure being referred to as an “Event Date”), then the Company will be required to pay liquidated damages to the Investor with 6% of the investment amount being payable on the Event Date and an additional 1% of the investment amount being payable on each monthly anniversary of the Event Date until such failure is cured of up to 15% of the investment amount paid by the Investor. The Company will not be liable for damages under the Registration Rights Agreement with respect to any Unconditional Warrant Shares or Conditional Warrant Shares.

The descriptions of the Securities Purchase Agreement, the Warrants, the Registration Rights Agreement and the Deferred Registration Rights Agreement above do not purport to be complete and are qualified in their entirety by reference to the complete text of the Securities Purchase Agreement, the form of Unconditional Warrant, the form of Conditional Warrant, the Registration Rights Agreement and the Deferred Registration Rights Agreement, copies of which are filed as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

On February 19, 2008, the Company issued a press release announcing the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Deferred Registration Rights Agreement

10.4	Form of Unconditional Warrant

10.5	Form of Conditional Warrant

99.1	Press Release, dated February 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC TO GO FOOD CORPORATION

Date: February 25, 2008	By:	/s/ Jason Brown
Jason Brown
Chief Executive Officer

EXHIBIT INDEX

10.1	Securities Purchase Agreement

10.2	Registration Rights Agreement

10.3	Deferred Registration Rights Agreement

10.4	Form of Unconditional Warrant

10.5	Form of Conditional Warrant

99.1	Press Release, dated February 19, 2008